Exhibit 5.1

DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350 www.dlapiper.com
T 919.786.2000
F 919.786.2200

October 21, 2021

Board of Directors

Cottonwood Communities, Inc.

1245 Brickyard Road, Suite 250

Salt Lake City, Utah 84106

Re: Registration	Statement on Form S-11

Ladies and Gentlemen:

We serve as counsel to Cottonwood Communities, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance by the Company of up to $1,000,000,000 of shares (the “Shares”) in the Company, pursuant to Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-258754) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”). The Shares consist of up to $900,000,000 in shares in the primary offering and up to $100,000,000 in shares pursuant to the Company’s Distribution Reinvestment Plan. The primary offering consists of three classes of common stock: Class T shares, Class D shares and Class I shares. The Distribution Reinvestment Plan offering consists of five classes of common stock: Class T shares, Class D shares, Class I shares, Class A shares and Class TX shares. The Shares have a par value of $0.01 per share. This opinion letter is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

2.	The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.	The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.

Resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

October 21, 2021

Board of Directors

Cottonwood Communities, Inc.

Page Three

5.	A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.	A certificate executed by Gregg Christensen, Chief Legal Officer and Secretary of the Company, dated as of the date hereof; and

7.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

1.	Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.	Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.

Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4.

All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.	The final versions of all Documents reviewed by us in draft form will conform to such drafts in all respects material to the opinions expressed herein.

6.

None of the Shares will be issued or transferred in violation of Section 7.9 or Article VIII of the Charter or any other restriction or limitation on transfer and ownership of shares of stock of the Company contained in the Charter.

7.

Upon the issuance of any Shares, the total number of shares of Class T, Class D, Class I, Class A and Class TX common stock issued and outstanding will not exceed the total number of shares of Class T, Class D, Class I, Class A and Class TX common stock, as applicable, that the Company is then authorized to issue under the Charter.

October 21, 2021

Board of Directors

Cottonwood Communities, Inc.

Page Three

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.

The Shares have been duly authorized and, upon issuance and delivery of the Shares in the manner contemplated by the Resolutions, the Charter and the Registration Statement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinions expressed herein are subject to the effect of judicial decisions that may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion letter is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA PIPER LLP (US)